Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	January 31, 2011
Executive Vice President
And Chief Financial Officer
(310) 481-8484
or
Michelle Ngo
Vice President and Treasurer
(310) 481-8581
KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
     LOS ANGELES, January 31, 2011 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2010 with net income available to common stockholders of $1.5 million, or $0.02 per share, compared to a net loss available to common stockholders of $3.0 million, or $0.08 per share, in the fourth quarter of 2009. Revenues from continuing operations in the fourth quarter totaled $82.9 million, up from $67.4 million in the prior year’s fourth quarter. Funds from operations (FFO) for the period totaled $29.5 million, or $0.54 per share, compared to $17.7 million, or $0.39 per share, in the year-earlier period.
     For its fiscal year ended December 31, 2010, KRC reported net income available to common stockholders of $4.5 million, or $0.07 per share, compared to $21.8 million, or $0.53 per share, in fiscal year 2009. Revenues from continuing operations in 2010 totaled $302.0 million, up from $279.4 million in 2009. FFO for the year totaled $106.6 million, or $2.05 per share, compared to $107.2 million, or $2.60 per share, in 2009.
     Results for the fourth quarter and fiscal year ended December 31, 2009 include a one-time $7.0 million charge for separation payments related to the resignation of the company’s former chief financial officer and also include a $4.9 million, or $0.12 per share, gain from the early extinguishment of debt related to the company’s repurchase of a portion of its 3.25% exchangeable senior notes. In addition, net income amounts for the fourth quarter and fiscal year ended December 31, 2009 include an approximate $2.5 million gain from a property disposition. Results for the fiscal year ended December 31, 2010 include a $4.6 million, or $0.09 per share, charge for the early extinguishment of debt related to the company’s repurchase of $150.0 million of its 3.25% exchangeable senior notes. In addition, net income amounts for the fourth quarter and fiscal year ended December 31, 2010 include an approximate $1.0 million net gain from property dispositions. All per share amounts in this report are presented on a diluted basis.
     During the fourth quarter of 2010, KRC completed the acquisition of three office properties totaling just over 692,000 square feet of space for a total investment of approximately $268.4 million.
     In October and November, the company completed the previously-announced purchases of a 122,100 square-foot, three-story office building in the greater Seattle area for approximately $46.0 million and a 466,500 square-foot, 27-story Class A, LEED Gold certified office building in San Francisco’s South Financial District for approximately $191.5 million, respectively.
     Also in November, KRC completed the acquisition of a 103,900 square-foot, LEED Gold certified office building located in the Liberty Station community of San Diego for approximately $30.9 million. Completed in 2009, the building was 95% occupied as of December 31, 2010.
     During 2010 KRC acquired ten office properties, totaling more than two million square feet of space, located in coastal submarkets of San Diego, Orange County, San Francisco and greater Seattle, for an aggregate investment of approximately $697.8 million. In the aggregate, these ten properties were 86.4% occupied and 92.8% leased at year-end 2010.
     In January 2011, the company completed its third acquisition in San Francisco with the purchase of 250 Brannan Street in the South Financial District for approximately $33.0 million. The building encompasses approximately 91,000 square feet and is currently 77% leased to two tenants.
     KRC also reported that its leasing program made solid gains in the fourth quarter, with the company signing new and renewing leases on approximately 850,000 square feet of office and industrial space. At December 31, 2010, the company’s stabilized portfolio totaled approximately 14.0 million square feet and was 89.1% occupied, up from 82.8% at December 31, 2009.
     “We made substantial progress on a number of fronts during 2010,” said John Kilroy, Jr., KRC’s president and chief executive officer. “We signed leases on close to 2.0 million square feet of space, increasing our stabilized occupancy by more than six percentage points. We expanded our geographic footprint and asset base with strategic acquisitions, many LEED certified, in high potential, high value West Coast markets. And we obtained investment grade ratings and broadened our sources of capital. Looking forward, our focus will remain on a strong leasing program, a conservatively managed balance sheet, and an opportunistic growth program that may include acquisitions or development, depending upon market conditions and tenant demand.”
     KRC management will discuss earnings guidance for fiscal 2011 during the company’s February 1, 2011 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website

15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 680-0878, reservation # 41157265. A replay of the conference call will be available via phone through February 8, 2011 at (888) 286-8010, reservation # 38801637, or via the Internet at the company’s website.
     Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
     Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the premier office and industrial submarkets along the West Coast. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, greater Seattle and the San Francisco Bay Area. At December 31, 2010, the company owned 10.4 million rentable square feet of commercial office space and 3.6 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended	Year Ended	Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Revenues	$82,941	$67,379	$301,980	$279,434

Net income (loss) available to common stockholders	$1,535	$(3,009)	$4,512	$21,794

Weighted average common shares outstanding — basic	52,275	42,936	49,497	38,705
Weighted average common shares outstanding — diluted	52,291	42,936	49,513	38,732

Net income (loss) available to common stockholders per share — basic	$0.02	$(0.08)	$0.07	$0.53
Net income (loss) available to common stockholders per share — diluted	$0.02	$(0.08)	$0.07	$0.53

Funds From Operations (1), (2)	$29,485	$17,679	$106,639	$107,159

Weighted average common shares/units outstanding — basic (3)	54,786	45,502	52,033	41,222
Weighted average common shares/units outstanding — diluted (3)	54,802	45,557	52,049	41,249

Funds From Operations per common share/unit — basic (3)	$0.54	$0.39	$2.05	$2.60
Funds From Operations per common share/unit — diluted (3)	$0.54	$0.39	$2.05	$2.60

Common shares outstanding at end of period			52,350	43,149
Common partnership units outstanding at end of period			1,723	1,723
Total common shares and units outstanding at end of period			54,073	44,872

	December 31, 2010	December 31, 2009
Stabilized portfolio occupancy rates:
Office	87.5%	80.6%
Industrial	93.9%	88.2%

Weighted average total	89.1%	82.8%

Los Angeles and Ventura Counties	89.9%	89.4%
San Diego	86.4%	76.8%
Orange County	93.5%	84.8%
San Francisco	84.3%	—
Greater Seattle	100.0%	—

Weighted average total	89.1%	82.8%

Total square feet of stabilized properties owned at end of period:
Office	10,395	8,709
Industrial	3,603	3,654

Total	13,998	12,363

(1)	Reconciliation of Net Income Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.

(3)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2010	2009
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$491,333	$335,932
Buildings and improvements	2,435,173	1,920,543
Undeveloped land and construction in progress	290,365	263,608

Total real estate held for investment	3,216,871	2,520,083
Accumulated depreciation and amortization	(672,429)	(605,976)

Total real estate assets, net	2,544,442	1,914,107

Cash and cash equivalents	14,840	9,883
Restricted cash	1,461	2,059
Marketable securities	4,902	3,452
Current receivables, net	6,258	3,236
Deferred rent receivables, net	89,052	74,392
Note receivable	—	10,679
Deferred leasing costs and acquisition-related intangible assets, net	131,066	51,832
Deferred financing costs, net	16,447	8,334
Prepaid expenses and other assets, net	8,097	6,307

TOTAL ASSETS	$2,816,565	$2,084,281

LIABILITIES, NONCONTROLLING INTEREST AND EQUITY
LIABILITIES:
Secured debt, net	$313,009	$294,574
Exchangeable senior notes, net	299,964	436,442
Unsecured senior notes, net	655,803	144,000
Unsecured line of credit	159,000	97,000
Accounts payable, accrued expenses and other liabilities	68,525	52,533
Accrued distributions	20,385	17,136
Deferred revenue and acquisition-related intangible liabilities, net	79,322	66,890
Rents received in advance and tenant security deposits	29,189	18,230

Total liabilities	1,625,197	1,126,805

NONCONTROLLING INTEREST:
7.45% Series A cumulative redeemable preferred units of the Operating Partnership	73,638	73,638

EQUITY:
Stockholders’ Equity
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	523	431
Additional paid-in capital	1,211,498	913,657
Distributions in excess of earnings	(247,252)	(180,722)

Total stockholders’ equity	1,086,351	854,948

Noncontrolling Interest
Common units of the Operating Partnership	31,379	28,890

Total equity	1,117,730	883,838

TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$2,816,565	$2,084,281

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended	Year Ended	Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
REVENUES:
Rental income	$76,406	$60,690	$274,708	$247,649
Tenant reimbursements	5,914	6,177	24,326	28,075
Other property income	621	512	2,946	3,710

Total revenues	82,941	67,379	301,980	279,434

EXPENSES:
Property expenses	15,659	12,099	58,067	49,709
Real estate taxes	7,362	6,069	27,494	24,330
Provision for bad debts	(220)	174	(1,063)	569
Ground leases	336	370	984	1,597
General and administrative expenses	6,867	17,915	27,963	39,938
Acquisition-related expenses	624	—	2,248	—
Depreciation and amortization	29,095	21,019	103,809	87,627

Total expenses	59,723	57,646	219,502	203,770

OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	261	226	964	1,300
Interest expense	(19,044)	(11,078)	(59,941)	(46,119)
Gain (loss) on early extinguishment of debt	—	1,790	(4,564)	4,909

Total other (expenses) income	(18,783)	(9,062)	(63,541)	(39,910)

INCOME FROM CONTINUING OPERATIONS	4,435	671	18,937	35,754

DISCONTINUED OPERATIONS
Loss from discontinued operations	—	—	—	(224)
Net gain on dispositions of discontinued operations	949	—	949	2,485

Total income from discontinued operations	949	—	949	2,261

NET INCOME	5,384	671	19,886	38,015

Net (income) loss attributable to noncontrolling common units of the Operating Partnership	(50)	119	(178)	(1,025)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	5,334	790	19,708	36,990

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	(1,397)	(1,397)	(5,588)	(5,588)
Preferred dividends	(2,402)	(2,402)	(9,608)	(9,608)

Total preferred distributions and dividends	(3,799)	(3,799)	(15,196)	(15,196)

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$1,535	$(3,009)	$4,512	$21,794

Weighted average common shares outstanding — basic	52,275	42,936	49,497	38,705
Weighted average common shares outstanding — diluted	52,291	42,936	49,513	38,732

Net income (loss) available to common stockholders per share — basic	$0.02	$(0.08)	$0.07	$0.53

Net income (loss) available to common stockholders per share — diluted	$0.02	$(0.08)	$0.07	$0.53

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net income (loss) available to common stockholders	$1,535	$(3,009)	$4,512	$21,794
Adjustments:
Net income (loss) attributable to noncontrolling common units of the Operating Partnership	50	(119)	178	1,025
Depreciation and amortization of real estate assets	28,849	20,807	102,898	86,825
Net gain on dispositions of discontinued operations	(949)	—	(949)	(2,485)

Funds From Operations (1)	$29,485	$17,679	$106,639	$107,159

Weighted average common shares/units outstanding — basic	54,786	45,502	52,033	41,222
Weighted average common shares/units outstanding — diluted	54,802	45,557	52,049	41,249

Funds From Operations per common share/unit — basic (2)	$0.54	$0.39	$2.05	$2.60

Funds From Operations per common share/unit — diluted (2)	$0.54	$0.39	$2.05	$2.60

(1)	The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company’s operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company’s properties, which are significant economic costs and could materially impact the company’s results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.